Exhibit 1.1

EXECUTION COPY

10,000,000 Class A Common Shares

Orient-Express Hotels Ltd.

EQUITY UNDERWRITING AGREEMENT

November 9, 2010

DEUTSCHE BANK SECURITIES INC.

BARCLAYS CAPITAL INC.

As Representatives of the Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Orient-Express Hotels Ltd., a Bermuda company (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 10,000,000 class A common shares (the “Firm Shares”) of the Company, $0.01 par value (the “Class A Common Shares”).  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 1,500,000 additional Class A Common Shares (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares” and the Shares, together with the Rights (as defined below), are herein collectively called the “Securities”.

Each Class A Common Share includes a right (a “Right”) to purchase, under certain circumstances, one one-hundredth of a Series A junior participating preferred share of the Company (a “Preferred Share”), subject to adjustment.  The Rights are provided for in a Rights Agreement dated as of June 1, 2000, between the Company and Computershare Trust Company N.A. (successor to Fleet National Bank), as rights agent (the “Rights Agreement”), amended and restated as of April 12, 2007 and amended on December 10, 2007 and May 27, 2010.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof and as of the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), that:

(a)                                  (1)(i) At the time of filing the Registration Statement (as defined below), (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”) (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or form of prospectus), (iii) at the Applicable Time, (iv) at the time the Company or any person acting on its behalf made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to the Securities and (v) at the date hereof, the Company was not and is not, and shall not be as of the Closing Date and the Option Closing Date, as the case may be, an “ineligible issuer” as defined in Rule 405 of the Securities Act (“Rule 405”).

(2)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the Applicable Time, (iv) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act and (v) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Company has not received from the Commission (as defined below) any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(b)                                 The Company has prepared and filed, not earlier than three years prior to the date of this Agreement, in conformity with the requirements of the Securities Act, and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405) on Form S-3 (File No. 333-165092), which became effective under the Securities Act upon filing with the Commission (the “Effective Date”), including a base prospectus relating to the Securities (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement on Form S-3 (File No. 333-165092) (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rules 430A, 430B or 430C of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus.  The Registration Statement, and any post-effective amendment thereto, is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened or contemplated by the Commission, and any request for additional information has been complied with.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.  If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(c)                                  As of the Applicable Time (as defined below) and as of the Closing Date and the Option Closing Date, as the case may be, neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, nor (iii) any bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations) that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or as of the Closing Date and the Option Closing Date, as the case may be, will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 13).  As used in this paragraph (c) and elsewhere in this Agreement:

“Applicable Time” means 8:00 A.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(d)                                 No order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus, if any, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)                                  At the time the Registration Statement became or becomes effective, at the date of this Agreement, at the Applicable Time and at the Closing Date and the Option Closing Date, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; each of the Preliminary Prospectus, if any, and the Prospectus, each as of its respective date, at the Applicable Time and at the Closing Date and the Option Closing Date, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)                                    Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 10, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(g)                                 The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the Applicable Time and (c) at the Closing Date and the Option Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h)                                 To the knowledge of the Company, Deloitte LLP, the accountants who certified and reported on the financial statements and supporting schedule included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(i)                                     The consolidated financial statements, together with the related notes and schedules, of the Company and its consolidated subsidiaries (for purposes of this Agreement, the term “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedule and notes, present fairly the financial position and statements of operations, cash flows and shareholders’ equity of the Company and its subsidiaries on a consolidated basis at the respective dates, or for the respective periods, to which they apply. Such financial statements, together with the related notes and schedules have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the respective periods involved, and in compliance with the applicable accounting requirements of the Securities Act, the Exchange Act and the rules of the Commission, and the supporting financial statements, together with the related notes and schedules included or incorporated by reference in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents or present fairly in all material respects the information required to be stated therein. Any summary consolidated financial data included or incorporated by reference in the Registration Statement, General Disclosure Package and in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, the General Disclosure Package and Prospectus.

(j)                                     Subsequent to the respective date as of which information is given in the Registration Statement and the Prospectus, or except as otherwise disclosed in the General Disclosure Package and in the Prospectus, (i) there has been no material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, including its Class A Common Shares or class B common shares, $0.01 par value (the “Class B Common Shares”).

(k)                                  The Company and the subsidiaries of the Company have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct the Company’s business on a consolidated basis as described in the General Disclosure Package and in the Prospectus; and the Company has full power and authority (corporate and other) to enter into and perform its obligations under this Agreement; and the Company and the subsidiaries of the Company are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a Material Adverse Effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(l)                                     The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (a) the validity of the indemnification and contribution provisions of Section 8 of this Agreement may be limited by public policy considerations, and (b) the validity of Section 8 of this Agreement may be limited by the public policy of the State of New York, and may be subject to the discretion of the United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and/or New York CPLR Section 510, respectively.

(m)                               The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company, and the Rights attached to the Shares will be validly issued; and the Preferred Shares issuable upon exercise of the Rights have been duly authorized by the Company and when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

(n)                                 The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized for issuance and sale to the Underwriters pursuant to the terms of this Agreement and, when issued and delivered to the Underwriters by the Company pursuant to the terms of this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights; and the description of the Shares and the Rights in the General Disclosure Package and the Prospectus are materially accurate and complete summaries.

(o)                                 The authorized, issued and outstanding capital shares of the Company are as set forth in the General Disclosure Package and in the Prospectus under the caption “Description of the Common Shares” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and in the Prospectus).

(p)                                 All of the outstanding capital shares of the Company and the subsidiaries of the Company, have been duly authorized and validly issued and are fully paid and non-assessable, and the Company, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims, equities, restriction upon voting or transfer or any other claim of any third party, except that approximately 1.6% of the equity in Companhia Hoteis Palace, approximately 2.3% of the equity in Societé de la Cité S.A., 6.5% of the equity in Europe Hotel LLC, 31% of the equity in Societé Hôtelière de Phou Vao Ltd., and 1% of the equity in Khmer Angkor Hotel Co. Ltd. are not owned by the Company or its subsidiaries; no holder of the outstanding capital shares of the Company is or will be subject to personal liability with respect to the debts or obligations of the Company solely by reason of being such a holder; and none of the outstanding capital shares of the Company was issued in violation of the preemptive or similar rights of any shareholder of the Company.

(q)                                 The Class A Common Shares and the Rights associated therewith are listed on the New York Stock Exchange (the “NYSE”), and the Shares and the Rights associated therewith will be listed on the NYSE at the date of delivery.

(r)                                    Neither the Company nor any of its subsidiaries is in violation of its memorandum of association or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, loan or credit agreement, note, lease, indenture, mortgage, deed of trust or other instrument or agreement to which either the Company or its subsidiaries are a party or by which their respective properties may be bound or subject, except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect; and

(A)                              the execution and delivery by the Company of this Agreement;

(B)                                the performance by the Company of its obligations under this Agreement and the Rights Agreement and its compliance with such obligations;

(C)                                the sale and delivery by the Company of the Securities; and, upon exercise of the Rights, the Preferred Shares; and

(D)                               the consummation of the other transactions contemplated in this Agreement,

(I) have each been duly authorized by all necessary corporate action on the part of the Company, (II) do not and will not, whether with or without the giving of notice, the passage of time, or both, conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under, do not and will not result in a change of control with respect to the Company under, or (III) will not result in the creation or imposition of any tax, lien, charge or encumbrance upon, any property or assets of the Company or any subsidiary of the Company under: (x) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults, liens and charges or encumbrances that would not have a Material Adverse Effect; or (y) the charter or bye-laws or other constituent documents of the Company or any of the Company’s subsidiaries; or (z) any statute, rule or regulation, or any decree, judgment or order of any United States domestic (“domestic”) or foreign court or governmental agency or body having jurisdiction over the Company or any of the Company’s subsidiaries, or over their respective properties, except for, with respect to clauses (x) and (z), such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect.

(s)                                  There is no legal or governmental action, suit, claim, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign (other than as disclosed in the General Disclosure Package and the Prospectus), now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which action, suit or proceeding is required to be disclosed in or incorporated by reference into the Registration Statement, General Disclosure Package or the Prospectus or might result in a Material Adverse Effect, or might materially and adversely affect the sale of the Securities pursuant to this Agreement; and all pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject and which are not described in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus or otherwise publicly disclosed prior to the date of this Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise, or which would prevent the consummation of the transactions contemplated hereby.

(t)                                    There is no contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package or in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such contracts, agreements or documents contained in the Registration Statement or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects.  Other than as described in the General Disclosure Package and the Prospectus, no such contract or agreement has been suspended or terminated for convenience or default by the Company or any of its subsidiaries or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice nor does the Company have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(u)                                 The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, trade names service mark registrations, copyrights, licenses, inventions, software, databases, know-

how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as now operated, and as proposed to be conducted, by them and described in the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(v)                                 No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by the this Agreement or otherwise in connection with the valid sale and delivery by the Company of the Securities except:

(A)                              such as shall have been obtained or made under the Securities Act or the Rules and Regulations thereunder,

(B)                                such as have been obtained from the Bermuda Monetary Authority (if any), and

(C)                                such as may be required under state securities laws in connection with the purchase by the Underwriters and distribution of the Securities by the Company.

(w)                               Except as disclosed in the General Disclosure Package and the Prospectus, or except as would not individually or in the aggregate have a Material Adverse Effect, each of the Company and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(x)                                   The Company and each of its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise referred to in the General Disclosure Package and Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries considered as one enterprise.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the

Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(y)                                 The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not become, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z)                                   Except as disclosed in the General Disclosure Package and the Prospectus or except as would not individually or in the aggregate have a Material Adverse Effect, (A) the Company and its subsidiaries are in compliance with all applicable Environmental Laws, (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its subsidiaries. “Environmental Law” means any United States (or other applicable jurisdiction’s) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

(aa)                            There are no contracts, agreements or understandings between the Company and any person or entity, granting such person or entity the right to require the Company to include in the Registration Statement any securities (debt or equity) of the Company or any of its subsidiaries owned or to be owned by such person or entity because of the filing or effectiveness of the Registration Statement or otherwise.

(bb)                          The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc)                            The Company and its officers and directors are in compliance with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(dd)                          The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(ee)                            Neither the Company or its subsidiaries nor, to the Company’s knowledge, any of the Company’s or its subsidiaries’ officers, directors or affiliates has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(ff)                                The Company and its subsidiaries have filed all necessary U.S. federal, state, local and foreign income tax returns and all such returns were true, complete and correct, and has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Registration Statement, the General Disclosure Package and the Prospectus in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.  The Company and its subsidiaries, each has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

(gg)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii)                                  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasure Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)                                  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below; provided that the Company has furnished certain due diligence materials to the Underwriters.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rule 433(d) of the Rules and Regulations.

(kk)                            The Company and its subsidiaries, taken as a whole, have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package and Prospectus, any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and Prospectus.

(ll)                                  No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is imminent, in either case that would constitute a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(mm)                      To the best of the Company’s knowledge, no “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code, and the Company has received a favorable letter from the United States Internal Revenue Service confirming the tax-qualified status of such plan.

(nn)                          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(oo)                          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)                          The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq)                          Neither the Company nor any subsidiary nor any of their affiliates (within the meaning of the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(rr) of the By-laws of FINRA) of, any member firm of FINRA.

(rr)                                No approval of the shareholders of the Company under the rules and regulations of the NYSE (including Section 312.03 of the NYSE Listed Company Manual) is required for the Company to issue and deliver to the Underwriters the Securities.

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.                                       PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a)                                  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $10.2125 per share, the number of Firm Shares (including the associated Rights) set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)                                 Payment for the Firm Shares (including the associated Rights) to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)                                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares (including the associated Rights) at the price per share as set forth in paragraph (a) of this Section 2.  The option granted hereby may be exercised at any time and from time to time, in whole or in part, within 30 days after the date of this Agreement, upon written notice by the Representatives, on behalf of the several Underwriters, to the Company setting forth the number of Option Shares (including the associated Rights) as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares (including the associated Rights) are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as an “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by the Representatives in such manner as to avoid fractional shares.  The option with respect to the Option Shares (including the associated Rights) granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares (including the associated Rights) by the Underwriters.  The Representatives, on behalf of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares (including the associated Rights) shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.                                       OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares (including the associated Rights) as soon as the Representatives deem it advisable to do so.  The Firm Shares (including the associated Rights) are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that Deutsche Bank Securities Inc. and Barclays Capital Inc. will act as the Representatives for the Underwriters in the offering and sale of the Securities in accordance with a Master Agreement Among Underwriters entered into by Deutsche Bank Securities Inc., Barclays Capital Inc. and the several other Underwriters.

4.                                       COVENANTS OF THE COMPANY.

The Company agrees with the several Underwriters:

(a)                                  To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus in the manner and within the time period required by Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representatives immediately of the Company’s intention to file or prepare any new registration statement, any supplement or amendment to the Registration Statement or to the Prospectus and to make no such filing, amendment or supplement to the Registration Statement or the General Disclosure Package, or to the Prospectus, to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representatives copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, or the receipt of any comments by the Commission or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for the filing of a new registration statement or for additional information.  The Company will make every reasonable effort to prevent the issuance of any stop order and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

(b)                                 The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and the Representatives represent and agree that, it has not made and will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule A hereto, if any.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus, if any, as an Issuer Free Writing Prospectus, comply with the requirements of Rules 163, 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the

Commission, legending and record keeping and will not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Underwriters that such Underwriters otherwise would not have been required to file thereunder.

(c)                                  If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof, and upon the Representatives’ request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d)                                 If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)                                  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, or any Issuer Free Writing Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)                                    If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible.  References herein to the Registration Statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be.

(g)                                 If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(h)                                 The Company agrees to pay the required filing fees to the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(i)                                     To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(j)                                     To deliver promptly to the Underwriters in New York City such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (j) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (j) to be made not later than 10:00 A.M., New York time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (j) to be made not later than 10:00 A.M., New York time, on the business day following the date of such document).

(k)                                  To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and as soon as possible after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(l)                                     To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of the Securities in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(m)                               Upon request, during the period of five (5) years from the date hereof, to deliver to the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Securities are listed or quoted.

(n)                                 That the Company will not, for a period of sixty (60) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of the Representatives, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Class A Common Shares, Class B Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares or Class B Common Shares, other than the Company’s sale of the Securities hereunder and the issuance of restricted capital stock or options to acquire capital stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, Class A Common Shares issuable upon the conversion of the Company’s outstanding Class B Common Shares and Preferred Shares and the issuance of capital stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof.  The Company will cause each executive officer and director listed in Schedule B to furnish to the Representatives, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree, among other things, except as provided in the letter so furnished, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Class A Common Shares or Class B Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares or Class B Common Shares, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Class A Common Shares or Class B Common Shares or any such securities and not to engage in any short selling of any Class A Common Shares or Class B Common Shares or any such securities, during the Lock-Up Period, without the prior written consent of Deutsche Bank Securities Inc.  The Company also agrees that during such period, other than for the sale of the Securities hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Class A Common Shares or Class B Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares or Class B Common Shares, except for a registration statement on Form S-8 relating to employee benefit plans.  The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (n) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representatives and each stockholder subject to the Lock-Up Period with prior notice (in accordance with Section 10 hereof) of any such announcement that gives rise to an extension of the Lock-Up Period.

(o)                                 To supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(p)                                 Prior to the Closing Date and the Option Closing Date, as the case may be, to furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(q)                                 Prior to the Closing Date and the Option Closing Date, as the case may be, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(r)                                    Until the Representatives shall have notified the Company of the completion of the offering of the Securities, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, Securities, or attempt to induce any person to purchase Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

(s)                                  Not to take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented.

(t)                                    To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(u)                                 To maintain, at its expense, a registrar and transfer agent for the Shares, and any securities convertible into Shares offered hereunder.

(v)                                 To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(w)                               To use its best efforts to list, subject to notice of issuance, the Shares on the NYSE and maintain such listing on the NYSE.

(x)                                   To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Securities.

5.                                       COSTS AND EXPENSES.

The Company agrees to pay, or reimburse if paid by the several Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act, including filings fees of the Commission; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA, if any, of the terms of the sale of the Securities and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses, if any, (including related fees and expenses of counsel to the Underwriters) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(l) and of preparing, printing and distributing wrappers and “Blue Sky” memoranda; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Securities; and (i) all other costs and expenses incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by Company personnel in connection with any “road show” including, without limitation, any expenses advanced by the several Underwriters on the Company’s behalf (which will be promptly reimbursed), but which shall exclude the fees and expenses of counsel for the Underwriters, except as provided in clause (f) of this Section 5).  If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the several Underwriters, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the several Underwriters for damages on account of loss of anticipated profits from the sale by the several Underwriters of the Securities.

6.                                       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares (including the associated Rights) on the Closing Date and the Option Shares (including the associated Rights), if any, on the Option Closing Date are subject to the accuracy, when made and as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its covenants and obligations hereunder, and to each of the following additional terms and conditions:

(a)                                  No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, the Preliminary Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a) hereof, and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and, if applicable, FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)                                 The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and the Option Closing Date, as the case may be, that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the

Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Carter Ledyard & Milburn LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Company, addressed to the Representatives and dated the Closing Date and the Option Closing Date, as the case may be, in form and substance as substantially set forth on Exhibit B-1 hereto and reasonably satisfactory to the Representatives, and a statement confirming the absence of any material misstatements or omissions in the Registration Statement or the General Disclosure Package, in form and substance as substantially set forth on Exhibit B-2 hereto and reasonably satisfactory to the Representatives.

(e)                                  Appleby shall have furnished to the Representatives such counsel’s written opinion, as Bermuda counsel to the Company, addressed to the Representatives and dated the Closing Date and the Option Closing Date, as the case may be, in form and substance as substantially set forth on Exhibit C hereto and reasonably satisfactory to the Representatives.

(f)                                    Edwin S. Hetherington shall have furnished to the Representatives such counsel’s written opinion, as Vice President, General Counsel & Secretary of the Company, addressed to the Representatives and dated the Closing Date and the Option Closing Date, as the case may be, in form and substance as substantially set forth on Exhibit D hereto and reasonably satisfactory to the Representatives.

(g)                                 The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for enabling it to pass upon such matters.

(h)                                 At the time of the execution of this Agreement, the Representatives shall have received from Deloitte LLP a letter, addressed to the Representatives, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)                                     On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date and the Option Closing Date, as the case may be, the Representatives shall have received a letter (the “Bring-Down Letter”) from Deloitte LLP addressed to the Representatives and dated the Closing Date and the Option Closing Date, as the case may be, confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 6.

(j)                                     The Company shall have furnished to the Representatives a certificate, dated the Closing Date and the Option Closing Date, as the case may be, of its Chief Executive Officer and President or a Vice President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the Applicable Time and as of the date of this Agreement and as of the Closing Date and the Option Closing Date, as the case may be, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date and the Option Closing Date, as the case may be, any Permitted Free Writing Prospectus as of its date and as of the Closing Date and the Option Closing Date, as the case may be, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date and the Option Closing Date, as the case may be, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and the Option Closing Date, as the case may be, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its subsidiaries, or any change or development that, singularly or in the aggregate, in each such case that would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(k)                                  Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) the Company and its subsidiaries, taken as a whole, shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph k, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(l)                                     No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries.

(m)                               Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(n)                                 The NYSE shall have approved the Shares for listing therein, subject only to official notice of issuance.

(o)                                 The Representatives shall have received the written agreements, substantially in the form of Exhibit A hereto, of the executive officers and directors of the Company listed in Schedule B to this Agreement.

(p)                                 Prior to the Closing Date and the Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further information, opinions, certificates (including a Secretary’s Certificate), letters or documents as the Representatives shall have reasonably requested.

(q)                                 The Company shall have prepared and filed with the Commission a Current Report on Form 8-K including as an exhibit thereto this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the several Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.                                       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be:

(r)                                    No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and in effect or proceedings therefor initiated or threatened.

(s)                                  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Company hereunder may be terminated by the Company by notifying the Representatives of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

8.                                       INDEMNIFICATION.

(a)                                  The Company agrees:

(1)                                  to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or

Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriters’ Information; and

(2)                                  to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any

Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriters’ Information.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)                                 To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                       DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representatives, on behalf of the several Underwriters, shall use its reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Securities to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares with respect to which such default shall occur exceeds 10% of the Securities to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or the Representatives will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters who are obligated to purchase more than 10% of the Securities, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representatives may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                                 NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; and if to the Company, to Orient-Express Hotels Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Edwin Hetherington, VP, GC and Secretary, with a copy to Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York 10005, Attention: Vincent Monte-Sano, Esq.

11.                                 TERMINATION.

This Agreement may be terminated by the Representatives by notice to the Company:

(a)                                  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares (including the associated Rights)) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representatives, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE Amex (formerly the American Stock Exchange) or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representatives materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, or (vi) the suspension of trading of the Company’s Class A Common Shares by the New York Stock Exchange, the Commission, or any other governmental authority; or

(b)                                 as provided in Section 6 and Section 9 of this Agreement.

This Agreement may be terminated by the Company by notice to the Representatives as provided in Section 7 of this Agreement.

12.                                 SUCCESSORS.

This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign merely because of such purchase.

13.                                 INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by or on behalf of any Underwriter through the Representatives for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third and ninth through thirteenth paragraphs under the caption “Underwriting” in the Prospectus (the “Underwriter’s Information”).

14.                                 MISCELLANEOUS.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Securities under this Agreement.

The Company acknowledges and agrees that the Underwriters in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, have acted and are acting as independent contractors and not as fiduciaries and the Company does not intend such Underwriters to act in any capacity other than as independent contractors, including as a fiduciary or in any other position of higher trust.

The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company.  The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement, and the Company hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby irrevocably designates Orient-Express Hotels Inc. and Corporation Service Company as the designee, appointee and agent of the Company to receive, for and on behalf of the Company service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Securities or any document related thereto.

This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to the Company the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

ORIENT-EXPRESS HOTELS LTD.

By:
Name:
Title:

The foregoing Equity Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
BARCLAYS CAPITAL INC.

As Representatives of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By
Authorized Officer

By
Authorized Officer

By: Barclays Capital Inc.

By
Authorized Officer

SCHEDULE I

UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.	5,000,000
Barclays Capital Inc.	5,000,000
Total:	10,000,000

SCHEDULE A

GENERAL USE FREE WRITING PROSPECTUSES

None.

SCHEDULE B

LIST OF OFFICERS AND DIRECTORS
SUBJECT TO LOCK-UP AGREEMENTS

Paul White

Georg Rafael

Prudence Leith

James B. Sherwood

J. Robert Lovejoy

James Hurlock

John Campbell

Filip Boyen

Martin O’Grady

Mitchell C. Hochberg

David C. Williams

SCHEDULE C

PRICING INFORMATION

Number of shares offered:     10,000,000

Purchase price to the public:  $10.75 per share

EXHIBIT A

LOCK-UP AGREEMENT

November , 2010

DEUTSCHE BANK SECURITIES INC.

BARCLAYS CAPITAL INC.

As Representatives of the Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (“Deutsche Bank”) and Barclays Capital Inc., as representatives of the several underwriters (the “Underwriters”), propose to enter into an Equity Underwriting Agreement (the “Underwriting Agreement”) with Orient-Express Hotels Ltd., a Bermuda company (the “Company”), providing for the public offering by the Underwriters of class A common shares, par value $0.01 (the “Class A Common Shares”), of the Company (the “Public Offering”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Deutsche Bank, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Class A Common Shares (including, without limitation, Class A Common Shares which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, Class A Common Shares which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Class A Common Shares) or enter into any Hedging Transaction (as defined below) relating to the Class A Common Shares (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Class A Common Shares.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 60 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Deutsche Bank waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer (a) Class A Common Shares acquired in open market transactions by the undersigned after the completion of the Public Offering, [(b) up to [210,300 (for James B. Sherwood’s agreement)][20,000 (for Paul M. White’s agreement)] of Class A Common Shares held by the undersigned as of the date hereof] and [(b)][(c)] any or all of the Class A Common Shares or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause [(b)][(c)] above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any Class A Common Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Class A Common Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Signature:

Print Name:

EXHIBIT B-1

FORM OF LEGAL OPINION

CARTER LEDYARD & MILBURN LLP

EXHIBIT B-2

FORM OF NEGATIVE ASSURANCE STATEMENT

CARTER LEDYARD & MILBURN LLP

EXHIBIT C

FORM OF LEGAL OPINION

APPLEBY

EXHIBIT D

FORM OF LEGAL OPINION

EDWIN S. HETHERINGTON